UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2024

VIP Play, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1645 Pine Tree Ln, Suite 2, Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2024 (“Signing Date”), VIP Play, Inc., a Nevada corporation (“us,” “we” or “our”) entered into a Casino and Sportsbook Online Operations Agreement dated as of December 9, 2024 (the “Agreement”) with Wheeling Island Gaming, Inc., a Delaware corporation, that is the duly licensed owner and operator of the casino commonly referred to as Wheeling Island Hotel Casino Racetrack located near Wheeling, West Virginia (“Operator”).

Operator is the holder of a license from the West Virginia Lottery Commission which permits Operator to operate, manage, administer, and make available online gaming services in West Virginia. Operator does not directly operate online gaming services in West Virginia, such as sports wagering and interactive wagering. Pursuant to the terms and conditions of the Agreement, Operator has granted us the right to seek and obtain licenses from the appropriate governing authority to offer and operate interactive online gaming services in West Virginia via the Internet, mobile or other remote or electronic device or data network. Interactive gaming services covered by the Agreement include online poker games, online casino games and online sports wagering (the “Services”).

The initial term of the Agreement is for ten years from the date on which our online gaming services are approved for users to play in accordance with West Virginia gaming laws. Provided that there is not a material breach then continuing by us under the Agreement beyond any applicable notice and cure period, and the Agreement has not otherwise been terminated in accordance with its terms, we have the right to renew the Agreement.

The terms of the Agreement call for a non-refundable fee to be paid in two equal installments, one within 30 business days from the Signing Date and the second within 90 business days from the Signing Date. The Agreement also requires us to pay Operator a percentage of our annual net gaming revenue from the Services, minus a minimum annual revenue guarantee payment to be paid in equal quarterly installments.

The above is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. This summary may not contain all of the information about the Agreement that is important to you. We urge you to read the Agreement in its entirety carefully.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Casino and Sportsbook Online Operations Agreement dated as of December 9, 2024 by and between VIP Play, Inc. and Wheeling Island Gaming, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2024	VIP PLAY, INC.

	By:	/s/ James Mackey
James Mackey, CFO

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